                                                                   Exhibit 10.3

                            GENERAL ELECTRIC COMPANY
                     GAS TURBINE SYSTEMS SOURCING OPERATION

REFERENCE:        AGREEMENT NUMBER: GE - Mid-State - 0002

BETWEEN:          General Electric Company                     (Purchaser)
                  Gas Turbine Sourcing Operation
                  300 Garlington Road
                  P.O. Box 648
                  Greenville, SC  29602-0648

And:              Mid-State Machine Products, Inc.             (Seller)
                  1501 Verti Drive
                  Winslow, Maine  04901

Whereas the parties wish to enter into a contractual relationship to establish terms, delivery periods, and pricing for the purchase and sale of certain machined products listed in Attachments "A" thru "D" and in consideration of mutual promises, Purchaser and Seller agree as follows:

         CONTRACT VISION

         A commitment to fully satisfy the ultimate customer by entering into a long term, mutually beneficial business relationship for a competitive advantage through continuous improvement processes.

         MUTUAL UNDERSTANDING:

         * build a creative partnership with multi-functional partnering teams to manage design integration, resource planning and quality
         *  manage the relationship not transactions
         *  commit totally to continuous improvement
         *  manage total cost for mutual profitability
         * recognize co-destiny in business decisions through long term, productivity-based Agreement
         *  share forecasts, plan long-range
         * reduce cycles through stocking programs, smooth loading and production control.

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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1.       TERM:

         The initial term of this agreement starts Nov. 1, 1998 and continues through those dates listed on Attachments "A" thru "D" with an option to extend for subsequent years.

2.       TERMINATION:

         Purchaser or Seller may terminate this agreement at any time upon 180 days prior written notice to the other party. If the agreement is terminated by the purchaser other than for Seller's default, the purchaser is responsible to purchase from the Seller:

         * Reserve quantities of materials that have been stocked specifically for the Purchaser, provided, however, that in no case shall Purchaser's obligation in this regard exceed 1 year's worth of requirements (prior to any reschedule) or items normally stocked by Seller upon termination taking effect. Purchaser will buy back in accordance with his production schedule and will utilize this inventory prior to other established inventories.

         * Should potential cost reduction programs require equipment or tooling which is agreed to by both parties and solely beneficial to the Purchaser's process, the Purchaser will reimburse the Seller for all moneys expended but not amortized at the time of termination. Should this occur, Seller agrees to transfer or convey titles to Purchaser any and all such tooling and equipment as requested.

3.       SCOPE:

         Seller shall supply the Purchaser machined products to support the Industrial & Power Systems Business in accordance with the items listed in Attachments "A" thru "D", updated periodically to incorporate the latest revisions.

4.       GOAL:

         The Goal is defined as the ability of the Seller to support the Purchaser with quality parts, having on-time deliveries at competitive pricing. Both parties working together have the responsibility to achieve the Goal.

5.       PRICING:

         A) Base pricing is fixed and shall not increase for the term of this Agreement

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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              except for when the Purchaser makes changes in design, materials, or requirements (new prices shall be set on development, drawing amendments or additional parts subsequently amending Attachments "A" thru "D").

6.       PRODUCTIVITY:

         Seller will continue to implement continuous productivity gains through 6 Sigma project activities.

         The productivity projects are jointly agreed on by both parties and involve the following types of activities:

                  * Seller manufacturing process improvements, i.e. (cellularization, dedicated equipment, new equipment, upgraded tooling, etc.)
                  *  Seller involvement in design to assure manufacturability.
                  *  Joint effort at product standardization.
                  *  Seller will maximize productivity on fixed processes.
                  *  Seller will increase worker productivity.
                  * Inventory control to level load shop activities and to maximize repeatability of similar units.
                  * Purchaser will evaluate suggestions on a timely basis and rapidly implement those that are acceptable.
                  * Purchaser to review their product in depth with the Seller to evaluate the feasibility of the following:
                           A) Reducing testing requirements
                           B) Relaxing tolerances when possible
                           C) Developing similar shapes and features
                           D) Material substitutions
                           E) Redesigning to optimize manufacturability.
                  *  Scrap reduction for both mature and development parts.
                  *  Review of processes and equipment to ensure quality.
                  *  Added volume of similar components.

         All projects requiring Purchaser's approval will be documented and responded to utilizing the supplier CRS input form.

         An immediate reduction in the Seller's price will occur upon implementation of a productivity project funded by the Purchaser pursuant to Articles 4 and 5. For a productivity project funded by the Seller, the Seller's price will be reduced only after the Seller's is reimbursed for the tooling, fixturing, and/or equipment

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.


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         purchased for the project by the savings generated from the project pursuant to Articles 4 and 5. In both cases, tooling, fixturing, and/or equipment as identified in the productivity project will become the property of Purchaser upon completion.

7.       GENERAL COST SAVINGS:

         Purchaser agrees to identify those savings and reductions gained through 6 Sigma project activities which are directly related to conducting business with the Seller and to share any savings that can be calculated and audited as directly attributable in terms of credit towards our cost reduction goals. Such examples are as listed:
                  * Reduced transportation costs as compared to existing supplier use.
                  *  Reduced applied overhead.
                  * Reduction of total effort extended by Purchaser to maintain program integrity.
                  *  Methods Changes

8.       ORDERING:

         Purchase orders shall be issued by the individual Purchaser locations and subject to the Standard GE Conditions of Purchase. If a conflict exists between the terms of this contract and the Conditions of Purchase, the terms of this contract will take precedence FOR COMMERCIAL ORDERS ONLY. On Government orders the Conditions of Purchase shall take precedence. The purchase order shall contain the following specific data:

                  A.)  Purchase order number and date
                  B.)  Location
                  C.)  The FOB point and mode of shipment
                  D.) Name and address of the person representing the Seller and Purchaser

         Purchase orders may include supplemental agreement clauses applicable to orders relating to the United States Government agreement and sub-contract. It is the intent of this agreement, that each Purchaser, when available, will order and invoice via Electronic Data Interchange
         (EDI), on a daily basis or as required. Each EDI order will reference the 1ocation's purchase order number, date ordered, and the name of the person entering the order. This method is solely a vehicle for transporting data between the parties.

         Purchaser commits to place a full 100% of its annual requirements of material and/or equipment covered under this Agreement with the exception of customer directed procurements and any notes appearing on attachments. Purchaser reserves the right on any purchase order issued hereunder for the work covered by this Agreement, to award up to 100% of its requirements to other suppliers in the event that one or more of the following occurs:

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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                  A.)  Seller ceases to remain a qualified supplier pursuant to
                       Purchaser's qualification requirements.
                  B.) Seller is unable to meet Purchaser's delivery, quality, or Goal requirements (Articles 8, 16, and 4, respectively)
                  C.) Seller is in default of any of its obligations under this Agreement or under purchase order issued pursuant to this Agreement.

         In the event, however, that Purchaser does not achieve this purchase commitment, Seller may continue the relationship, on terms stated, or terminate this Agreement as if Seller had given notice of termination pursuant to Article 2. The preceding sentence states the sole recourse of the Seller for any inability or failure by the Purchaser to meet the stated purchase commitment.

9.       CYCLE TIME:

         Seller is committed to the Goal of continuous improvement on all current cycle for commodities covered under this agreement.

10.      AGREEMENT ADMINISTRATION:

         Contractual agreement review meetings will be held on an as-needed basis, but no fewer than one (1) per calendar year, to mutually evaluate the performance of each of the parties. The GEPS Supplier Scorecard will be the basis for the review with the areas to be addressed will include, but not be limited, to the following:

                  - Information communication quality and accuracy
                  - Purchase volume/payment history
                  - Delivery/order lead time performance
                  - Emergency order handling
                  - Productivity teams status (i.e. Design Integration, Quality and Resource Planning)
                  - Cost reductions implemented/documented

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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         At each review, the performance of each participant will be quantified where applicable. Goals to be achieved before the next review will be mutually established.

11.      FORECASTING:

         Purchaser will provide as much forecasting information as possible to assist Seller in establishing and maintaining adequate stocking levels and/or to apply effective production control techniques (i.e. level load shop, perform line of balance, etc.)

12.      TERMS OF PAYMENT:

         Payment by Purchaser shall be Net 45 days following the later date of Seller's invoices or receipt of product and services by Purchaser. Seller will re-bill any unearned discounts beyond 17 calendar days. GE Capital will negotiate payment discounts separately.

13.      INVOICING:

         Invoices will be submitted by Seller to the Purchaser location indicated on the purchase order. Invoices will reference Purchaser's purchase order number and will contain such other information as Purchaser may reasonably request. As referenced in Article 8 "ORDERING" in the future the Seller will invoice the Purchaser via Electronic Data Interchange (EDI). Each EDI invoice must reference the 1ocation's purchase order number, item number, schedule number, and other required data as determined by Purchaser's Accounts Payable Organization.

14.      SHIPPING TERMS:

         All shipments will be FOB Shipping Point, title to said goods to pass to Purchaser upon delivery to Purchaser's dock. Transportation charges to be billed directly to Purchaser by carrier and will be borne by Purchaser. Seller must use Purchaser's designated corporate- agreement careers which are indicated on the purchase order. Risk of loss remains with Seller until delivered to Purchaser.

15.      SPECIFICATIONS:

         Product supplied under this agreement to be either commercial grade or specialty grade as defined by Purchaser's specifications or manufacturer stock number. No substitutions will be allowed without Purchaser's written approval.

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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16.      QUALITY:

         Seller agrees to meet purchaser's quality requirements and to work towards the established Purchaser's goal of a 6 Sigma Quality Level. Purchaser requirements include:

                 * Process control of critical processes.
                 * Responding to corrective action requests.
                 * Established quality measurements.
                 * Established quality improvement measurements.
                 * A continuous improvement program to increase quality.
                 * A documented quality system.
                 * A documented quality program.
                 * Maintain ISO 9000 Certification.

         The Seller also agrees to meet all quality requirements defined in Purchaser's supplier product quality plans as set forth in the purchase order. Failure of Seller to meet Purchaser's quality and qualification requirements will result in disqualification.

17.      SECRECY AGREEMENT:

         The technical data and information which has been or may hereafter be furnished to Seller by Purchaser in connection with the Seller's supply of turbine related items, or purchasing services therefore, is the property of Purchaser, and has been furnished solely to enable Seller to render service to Purchaser, and has been furnished solely to enable Seller to render service to Purchaser and with the understanding (1) that Seller will not use or reproduce such technical data and information for any other purpose, (2) that Seller will take all reasonable care to ensure that such technical data and information is not disclosed to other parties, except to enable such parties to render service to Purchaser for products covered under this Agreement provided that in all such cases Seller shall require acceptance of this provision by the other party, (3) that Seller will not furnish, disclose, ship, export or re-export, directly or indirectly, any Purchaser furnished technical data or information (including computer software) and direct products thereof without first receiving the prior written consent of Purchaser and (4) that upon request Seller will promptly return all such technical data and information at any time during or after completion of such supply or purchasing services. The foregoing restrictions on disclosure and use of Purchaser's technical information and data shall not apply to any technical information and data which:

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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                  a.) is already in Seller's possession at the time of first receipt from Purchaser; or
                  b.) is independently developed by Seller's employees who had not had access to the technical information and data; or
                  c.) is or becomes part of the public domain without breach of this agreement by Seller; or
                  d.) is rightfully obtained by Seller from third persons
                      without restriction or breach by this agreement by Seller. Execution of this agreement by both Purchaser and Seller indicates acceptance of the above provision.

18.      INDEMNIFICATION:

         The Seller agrees to hold harmless and indemnify the Purchaser (its Customer) and other third parties from any rightful claims for personal and property damage and any associated costs, including but not limited to legal expenses, when such claims arise out of the performance of this agreement and are determined to be the result of the willful misconduct, or negligent acts or omissions of the Seller or Seller's agents, employees, or subcontractors. Furthermore, Seller agrees to maintain and provide insurance covering these liabilities in the amount and form as required under the Insurance Clause of this agreement.

19.      INSURANCE:

         The Seller shall comply with the Social Security and Unemployment Insurance Laws, as now or hereafter enforced, and holds the Purchaser harmless against any demands for contribution of taxes with respect to the work payable under any such laws. Without limiting any of the other obligations or liabilities of the Seller, the Seller shall, before commencing work on the Purchaser's or its Customer's premises provide and maintain, until the work is completed and accepted by the Purchaser, minimum insurance coverage as follows:

         TYPE OF COVERAGE                                           LIMITS
         ----------------                                           ------
Workmen's Compensation, including                                 Statutory
coverage under Longshoremen's and Harbor
Worker's act, where applicable

Employer's Liability                                              $1,000,000 Each Occurrence

Comprehensive General Liability                                   $2,000,000
    Bodily Injury...                                              Combined Single Limit Property
    Damage (including coverage for damaged                        Each Occurrence
    caused by blasting, collapse or structural
    injury and/or damage to property in the
    Seller's care, custody, or control)


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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
         TYPE OF COVERAGE                                           LIMITS
         ----------------                                           ------

Contractor's Protective Liability, operations of                  $1,000,000 covering
subcontractors, where applicable                                  Combined Single Limit
Bodily Injury...                                                  Each Occurrence
Property Damage...

Contractor's Liability in accordance                              $1,000,000
with agreement(s) between Purchaser and Seller                    Combined Single Limit
Bodily Injury...                                                  Each Occurrence
Property Damage...

Comprehensive Automobile Liability covering                       $1,000,000
all owned, hired and non-owned automotive                         Combined Single Limit
equipment used by or with the permission of                       Each Occurrence
the Seller (including the loading and unloading
thereof) with the Purchaser included as an
additional insured Bodily Injury...
Property Damage...


         All such insurance policies shall be delivered to the Purchaser, if and when directed by the Purchaser, and in any event, the Seller shall arrange with the insurance carriers to furnish the Purchaser with a completed Certificate of Insurance Form, indicating that the required coverage are in force and will not be canceled or changed until ten
         (10) days after written notice is given to the Purchaser.

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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20.      PROPRIETARY RIGHTS AND PATENT INDEMNIFICATIONS:

         (a) If Seller provides Purchaser with one of Seller's "off-the-shelf" items which has been designed and developed by Seller, Purchaser acknowledges that Seller has all proprietary rights to such items, and Seller provides Purchaser with a license to use such items by selling said items to Purchaser. Such items are subject to the patent indemnification provisions of Article 18 of the "Conditions of Purchase".

         b) If Purchaser and Seller work together to design and develop a product or a process, all proprietary rights in such product or process will belong to Purchaser. Seller agrees to assign all rights in such products or processes to Purchaser. Purchaser reserves the right to assign or license all or part of such proprietary rights to Seller on a case-by-case basis, depending on several factors such as the amount of any development funds provided by Seller, the amount of time spent by Seller's engineers in developing a product or process at Seller's expense, and the amount of risk incurred by Seller with respect to the final commercial acceptability of the product or process. Any such assignment or license will be subject to GE Corporate Policy No. 30-10. The patent indemnification provisions of Article 18 of the "Conditions of Purchase" will not apply when Purchaser owns all proprietary rights; however, when Purchaser assigns or licenses all or part of the proprietary rights to Seller, the patent indemnification provisions of
         Article 18 of the "Conditions of Purchase" will be reviewed for applicability on a case-by-case basis.

         (c) If Purchaser provides Seller with specifications for a product or process, and Purchaser has designed and developed the specifications at its own cost through its own employees, consultants, subcontractors, etc., then all proprietary rights to the product or process belong to Purchaser. In this case, the patent indemnification provisions of
         Article 18 of the "Conditions of Purchase" will not apply to Seller.

21.      FORCE MAJEURE:

         Neither party shall be liable to the other for default or delay in the performance of any of its obligations hereunder due to act of God, accident, fire, flood, storm, riot, war, sabotage, explosion, strike, government law, labor disturbance, national defense requirement, ordinance, rule or regulation, inability to obtain electricity or other type of energy, raw material, labor, equipment, or transportation, or any other cause beyond its reasonable control and without its fault or negligence, or as

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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         otherwise provided herein. Seller shall notify Purchaser in writing of any impending delay due to the occurrence of any of the preceding events. In the event of a partial interruption or failure of Seller's sources of product or distribution capability, Purchaser shall have the right to determine the distribution of its allocation among it's locations serviced from Seller's producing points.

22.      COMPLETE AGREEMENT:

         This Agreement, including all matters expressly incorporated herein by reference, and the partnering agreement dated May 8th 1992, constitutes the entire and any agreement between the parties respecting the subject matter hereof, and there are merged herein all prior and pre-existing representations and agreements made by and between Purchaser and Seller.

23.      NOTICES:

         Notices, reports, and other communications made with respect to this agreement shall be given in writing, addressed to the parties at the following addresses or such other addresses as may be designated in writing by either party to the other. All notices required to be given hereunder shall be effective when delivered by hand or when deposited in the United States Mail, with proper postage for First Class Mail Prepaid.

To Purchasers:
Manny Gaspar                                             Others on distribution:
Jay Valachovic                                           Walter Rhodes
Strategic Sourcing
General Electric Company
GE Power Systems
P.O. Box 648
Greenville, SC  29602

To Seller:                                               Others on distribution:
Richard M. Bolduc                                        Douglas Sukeforth
Outside Sales Contracts Manager                          Jim Ashton
Ralph Robbins
Manager of Sales
Mid-State Machine Products, Inc.
1501 Verti Drive
Winslow, ME 04901
(207) 873-6136


24.      AMENDMENTS AND WAIVERS:

         No terms or provisions of this agreement may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against

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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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         whom the enforcement of such change, waiver, discharge or termination is sought.

25.      GOVERNING LAW:

         The validity, interpretation and performance of this agreement shall be determined in accordance with the Laws of the State of New York.

         IN WITNESS WHEREOF THE PARTIES HAVE CAUSED THIS
         AGREEMENT TO BE EXECUTED:

         PURCHASER                                       SELLER

General Electric Company                        Mid-State Machine Products, Inc.
Power Systems Sourcing Operation                1501 Verti Drive
P.O. Box 648, 300 Garlington Road               Winslow, ME  04901

Greenville, SC  29602

Signed   /s/ Manny Gaspar                       Signed   /s/  Richard M. Bolduc
      ----------------------------                    --------------------------
By:      Manny Gaspar                           By:      Richard M. Bolduc

Title:   Strategic Sourcing                     Title:   Outside Sales Contracts
                                                         Manager

Date     12/01/98                               Date     12/01/98
    ------------------------------                  ----------------------------

Signed: /s/  Jay B. Valachovic                  Signed: /s/  Ralph Robbins
       ---------------------------                     -------------------------

By:      Jay Valachovic                         By:      Ralph Robbins

Title:   Strategic Sourcing                     Title:   Manager of Sales

Date:            12/01/98                       Date:    12/01/98
       ---------------------------                   --------------------------

rbgeagre

November 9, 1998


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*  This portion of the agreement has been omitted and filed with the
   Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

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                              STANDARD SCRAP AGREEMENT
                                        *



* This portion of the agreement has been omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

                                                                   ATTACHMENT A
                                        *



* This portion of the agreement has been omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

                                                                   ATTACHMENT B
                                        *



* This portion of the agreement has been omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

                                                                   ATTACHMENT C
                                        *



* This portion of the agreement has been omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.

                                                                   ATTACHMENT D
                                        *



* This portion of the agreement has been omitted and filed with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of Regulation C.